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                                                                    Exhibit 23.1

                         Independent Auditors' Consent

The Board of Directors
iPass Inc.:

We consent to the use of our report dated January 23, 2003 with respect to the consolidated balance sheets of iPass Inc. and subsidiaries as of December 31, 2001 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                       /s/ KPMG LLP



Mountain View, California
July 16, 2003